Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Third Quarter 2012 Financial Results

Appoints Bob Burke to the Board of Directors

Newton, MA — November 7, 2012 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended September 30, 2012. Additionally, the Company announced that it has appointed Bob Burke, former CEO of Art Technology Group (ATG), to its Board of Directors.

“Despite the continued weakness in the IT market, we continue to make good progress with our Activity Intelligence™ product roll-out and international expansion, which we are optimistic will result in a return to growth in 2013,” said Greg Strakosch, TechTarget Chairman and CEO. “We continue to manage expenses carefully as evidenced by our healthy margins and cash flow.”

With respect to results for the quarter, total Q3 2012 revenues decreased 5% to $24.5 million compared to Q3 2011. Q3 2012 online revenue decreased by 6% to $20.4 million compared to Q3 2011. Online revenues represented 83% of total Q3 2012 revenues. Q3 2012 events revenue decreased by 1% to $4.1 million compared to Q3 2011 and represented 17% of total Q3 2012 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate stock-based compensation) for Q3 2012 decreased 19% to $4.4 million compared to $5.4 million for Q3 2011.

The Company generated $6.0 million of cash in the quarter.

Total gross profit margin for Q3 2012 was 71%, compared to 73% for Q3 2011. Online gross profit margin decreased to 71% for Q3 2012, compared to 75% for Q3 2011. Events gross profit margin increased to 67% for Q3 2012, as compared to 64% for Q3 2011.

Net income was $0.7 million for Q3 2012 compared to $1.0 million in Q3 2011. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q3 2012 was $2.0 million compared to $2.6 million for Q3 2011. Net income per basic share was $0.02 for Q3 2012 compared to $0.03 in Q3 2011. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q3 2012 was $0.05 compared to $0.06 for Q3 2011.

The Company’s balance sheet and financial position remain strong. As of September 30, 2012, the Company’s cash, cash equivalents and investments totaled $72.6 million, and the Company had no outstanding bank debt.

Recent Company Highlights

•

Bob Burke has joined the Board of Directors. Bob has over 35 years of experience in the technology industry and was most recently the CEO of Art Technology Group. Under his leadership, ATG became a leading e-commerce software provider and was successfully sold to Oracle for over $1 billion. Before ATG, Bob was CEO of Quidnunc, a privately-held web consultancy firm with headquarters in London. Before Quidnunc, Bob was President of ePresence Solutions (formerly Banyan Systems). Bob started his career at Digital Equipment Corporation, where his most recent position was general manager of its billion-dollar plus systems integration business with operations in over 45 countries. He is currently associated with Technology Crossover Ventures as a venture partner advisor to portfolio companies in the software and Internet sectors. Bob has a B.S. in Physics from Eastern Michigan University.

•

The Company’s first paid Activity Intelligence offering, Nurture and Notify™, continues to gain traction. This add-on service has been sold onto over 100 lead generation campaigns; feedback from customers has been very positive and renewal rates for campaigns with this offering are strong. The Company is developing a new suite of Activity Intelligence subscription products based on data mining the millions of data points that the Company manages in its data warehouse.

•

Geo-targeted revenues have grown over 50% in the first 3 quarters of 2012 versus the same period in 2011. Online geo-targeted revenues represented 22% of online revenue in the 3rd quarter with excellent results both in EMEA and, especially, APAC, where the Company’s new direct operations in Singapore and Australia are contributing to growth. The number of customers conducting geo-targeted campaigns in Q3 was up 42% versus the same period a year ago.

Financial Guidance

In the fourth quarter of 2012, the Company expects total revenues to be within the range of $24.5 million to $25.7 million, online revenues within the range of $22.0 million to $23.0 million, events revenues within the range of $2.5 million to $2.7 million, and adjusted EBITDA to be within the range of $4.7 million to $5.4 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 7, 2012). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-877-317-6789 (US callers), 1-866-605-3852 (Canadian callers) or 1-412-317-6789 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 7, 2012 at 7:00 p.m. ET through December 10, 2012 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10019305. International callers should dial 1-412-317-0088 and also use the conference number 10019305. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Mumbai, San Francisco, Singapore and Sydney.

(C) 2012 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and Activity Intelligence and Nurture and Notify are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)
Revenues:
Online	$20,447	$21,763	$65,556	$66,294
Events	4,102	4,129	9,076	10,266

Total revenues	24,549	25,892	74,632	76,560
Cost of revenues:
Online(1)	5,828	5,547	17,818	16,873
Events(1)	1,371	1,488	3,289	3,607

Total cost of revenues	7,199	7,035	21,107	20,480

Gross profit	17,350	18,857	53,525	56,080
Operating expenses:
Selling and marketing(1)	9,082	10,182	27,472	28,997
Product development(1)	1,919	1,874	5,655	5,690
General and administrative(1)	3,433	3,105	10,061	10,362
Restructuring charge	—	—	—	384
Depreciation	850	692	2,428	2,001
Amortization of intangible assets	843	955	2,654	3,030

Total operating expenses	16,127	16,808	48,270	50,464

Operating income	1,223	2,049	5,255	5,616
Interest income, net	37	20	85	32

Income before provision for income taxes	1,260	2,069	5,340	5,648
Provision for income taxes	588	1,106	2,338	2,942

Net income	$672	$963	$3,002	$2,706

Net income per common share:
Basic	$0.02	$0.03	$0.07	$0.07

Net income per common share:
Diluted	$0.02	$0.02	$0.07	$0.07

Weighted average common shares outstanding:
Basic	40,328	38,511	40,125	38,261

Weighted average common shares outstanding:
Diluted	40,878	40,008	40,894	40,578

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$50	$65	$150	$197
Cost of events revenues	4	22	12	64
Selling and marketing	824	1,149	2,213	3,389
Product development	66	111	194	317
General and administrative	543	361	1,341	1,687

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)
Net income	$672	$963	$3,002	$2,706

Interest income, net	(37)	(20)	(85)	(32)
Provision for income taxes	588	1,106	2,338	2,942
Restructuring charge	—	—	—	384
Depreciation	850	692	2,428	2,001
Amortization of intangible assets	843	955	2,654	3,030

EBITDA	2,916	3,696	10,337	11,031

Stock-based compensation expense	1,487	1,708	3,910	5,654

Adjusted EBITDA	$4,403	$5,404	$14,247	$16,685

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and Net Income per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)
Net income	$672	$963	$3,002	$2,706

Amortization of intangible assets	843	955	2,654	3,030
Restructuring charge	—	—	—	384
Stock-based compensation expense	1,487	1,708	3,910	5,654
Impact of income taxes	(981)	(1,028)	(2,608)	(3,481)

Adjusted net income	$2,021	$2,598	$6,958	$8,293

Net income per diluted share	$0.02	$0.02	$0.07	$0.07
Weighted average diluted shares outstanding	40,878	40,008	40,894	40,578

Adjusted net income per share	$0.05	$0.06	$0.17	$0.20
Adjusted weighted average diluted shares outstanding	40,878	40,008	40,894	40,578

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	—	—

Weighted average diluted shares outstanding	40,878	40,008	40,894	40,578

TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2012

(in $000’s)

	For the Three Months Ended December 31, 2012
	Range
Revenues	$24,500	$25,700

Adjusted EBITDA	$4,722	$5,422

Depreciation, amortization and stock-based compensation	2,918	2,918
Interest and other income, net	35	36
Provision for income taxes	860	1,189

Net income	$979	$1,351